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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2005

TORCH EXECUTIVE SERVICES LTD.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51006	98-040339
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

124 Minikada Bay
Winnipeg, Manitoba, Canada R2C 0G7
 (Address of principal executive offices and Zip Code)

(204) 222-1959
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE CONTRACT

On January 12, 2005, Torch Executive Services Ltd., ("Torch"); Torch Subsidiary, Inc., a wholly owned Delaware subsidiary corporation of Torch (the "Acquirer"); Tech Full International, Inc., a Delaware corporation, ("Tech Full"); and the shareholders of Tech Full (the "Tech Full Shareholders") entered into an Agreement and Plan of Merger (the "Agreement") wherein Torch agreed to issue to the Tech Full Shareholders 8,000,000 restricted shares of common stock in exchange for all of the issued and outstanding shares of Tech Full owned by the Tech Full Shareholders. Currently there are 7,000,300 Torch shares of common stock outstanding. At Closing, Tech Full will be merged with and into Acquirer and the separate existence of Tech Full shall cease and Acquirer, as it exists from and after Closing, shall be the surviving company.

In addition, Frank Torchia, the current president of Torch will return 5,000,000 shares of common stock which constitute all of Frank Torchia's shares of Torch common stock to the treasury, in consideration of a payment of $5,000 by Torch and the shares will be cancelled.

After the merger, assuming Frank Torchia returns his shares to the treasury, there will be 10,000,300 shares of common stock of Torch outstanding. 2,000,300 shares will be free trading and 8,000,000 shares will be restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended.

At closing Frank Torchia will be replaced as president, principal executive officer, treasurer, principal accounting officer, principal financial officer, and secretary and Tianfu Yang will be appointed president and chief executive officer and Zedong Xu will be appointed treasurer and chief financial officer.

Further, at the closing of the transaction described in the Agreement, Frank Torchia will resign as Torch's sole director and Tianfu Yang, Tianli Yang, Suofei Xu, Zedong Xu, and Yunyue Ye will be appointed to the board of directors to replace Frank Torchia.

Closing of the transaction is expected to occur no later than February 1, 2005.

Tech Full manufactures, services and sells linear induction motors (LIMs) for the Chinese domestic markets. LIMs are a highly efficient form of rotary motor which operate based upon opposing electrical charges, and are commonly used in high speed trains and conveyor belts. Tech Full is headquartered in the city of Harbin, China and has domestic patents for commercial applications of LIMs. Tech Full LIMs represent a significant improvement over traditional electric motors based on design, energy output, energy efficiency and precision movement. Tech Full's products have applications in numerous industries, including the oil, postal, transportation, logistical and packaging industries.

ITEM 7.01     REGULATION FD DISCLOSURE

Torch issues press release announcing the execution of Agreement and Plan of Merger.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

Exhibit No.	Description

10.1	Agreement and Plan of Merger
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of January, 2005.

TORCH EXECUTIVE SERVICES LTD.

BY:	/s/ Frank Torchia
Frank Torchia, President, Chief Executive Officer,
Treasurer, Chief Financial Officer, Chief Accounting
Officer, Secretary and a member of the Board of Directors